Exhibit 99.1

Footnotes to Form 3

(1)
On July 30, 2021 (the “Effective Time”), the Issuer, formerly known as Dragoneer Growth Opportunities Corp., acquired Cypress Holdings, Inc. (“CCC”) pursuant to a Business Combination Agreement by and among the Issuer, Chariot Opportunity Merger Sub, Inc., and CCC (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, at the Effective Time, the outstanding shares of Common Stock of CCC held by the Reporting Person were converted into the right to receive shares of the Issuer’s Common Stock.

(2)
Represents shares of Common Stock purchased by Sunley House Capital Master Fund Limited Partnership (“Sunley House Master Fund”) at a purchase price of $10.00 per share in a private placement which closed immediately prior to the Effective Time.

(3)
Represents securities held directly by Cypress Investor Holdings, L.P. (“Cypress Investor”). Cypress Investment GP, LLC (“Cypress GP”) is the general partner of Cypress Investor. Advent International Corporation (“Advent”) is the managing member of Cypress GP. Cypress Investor is beneficially owned by Advent International GPE VIII Limited Partnership (“Advent International VIII”), Advent International GPE VIII-A Limited Partnership (“Advent International VIII-A”), Advent International GPE VIII-B-1 Limited Partnership (“Advent International VIII-B-1”), Advent International GPE VIII-B-2 Limited Partnership (“Advent International VIII-B-2”), Advent International GPE VIII-B-3 Limited Partnership (“Advent International VIII-B-3”), Advent International GPE VIII-B Limited Partnership (“Advent International VIII-B”), Advent International GPE VIII-D Limited Partnership (“Advent International VIII-D”), Advent International GPE VIII-E Limited Partnership (“Advent International VIII-E”), Advent International GPE VIII-F Limited Partnership (“Advent International VIII-F”), Advent International GPE VIII-G Limited Partnership (“Advent International VIII-G”), Advent International GPE VIII-H Limited Partnership (“Advent International VIII-H”), Advent International GPE VIII-I Limited Partnership (“Advent International VIII-I”), Advent International GPE VIII-J Limited Partnership (“Advent International VIII-J” and together with Advent International VIII, Advent International VIII-B-1, Advent International VIII-B-2, Advent International VIII-B-3, Advent International VIII-B, Advent International VIII-D, Advent International VIII-F, Advent International VIII-H and Advent International VIII-I, the “Advent Luxembourg Funds”), Advent International GPE VIII-K Limited Partnership (“Advent International VIII-K”), Advent International GPE VIII-L Limited Partnership (“Advent International VIII-L” and together with Advent International VIII-A, Advent International VIII-E, Advent International VIII-G and Advent International VIII-K, the “Advent Cayman Funds”), Advent Partners GPE VIII Limited Partnership (“Advent Partners VIII”), Advent Partners GPE VIII-A Limited Partnership (“Advent Partners VIII-A”), Advent Partners GPE VIII Cayman Limited Partnership (“Advent Partners VIII Cayman”), Advent Partners GPE VIII-A Cayman Limited Partnership (“Advent Partners VIII-A Cayman”) and Advent Partners GPE VIII-B Cayman Limited Partnership (“Advent Partners VIII-B Cayman” and together with Advent Partners VIII, Advent Partners VIII-A, Advent Partners VIII Cayman and Advent Partners VIII-A Cayman, the “Advent Partners Funds”). The Advent Luxembourg Funds, the Advent Cayman Funds and the Advent Partners Funds have ownership interests in Cypress Investor, but none of the Advent Luxembourg Funds, the Advent Cayman Funds or the Advent Partners Funds has voting or dispositive power over any shares.

(4)
Represents securities held directly by Advent International GPE VIII-C Limited Partnership (“Advent International VIII-C”). GPE VIII GP S.a.r.l (“Advent GP Luxembourg”) is the general partner of Advent International VIII-C. Advent International GPE VIII, LLC (“Advent Top GP”) is the manager of Advent GP Luxembourg. Advent is the manager of Advent Top GP.

(5)
Represents securities held directly by GPE VIII CCC Co-Investment (Delaware) Limited Partnership (“GPE VIII CCC Co-Investment”). GPE VIII GP Limited Partnership (“Advent GP Cayman”) is the general partner of GPE VIII CCC Co-Investment. Advent Top GP is the general partner of Advent GP Cayman. Advent is the manager of Advent Top GP.

(6)
Cypress Investor, Advent International VIII-C and GPE VIII CCC Co-Investment have the contingent right to receive an aggregate of 9,919,012 shares of Common Stock (the “Earnout Shares”) at the earlier to occur of (a) the first date on which the last reported closing price of the Issuer's shares has been greater than or equal to $15.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) day trading days within any thirty (30) consecutive trading day period commencing after July 30, 2021 or (b) a change of control of the Issuer, in each case if such event occurs within ten (10) years after July 30, 2021.

(7)
Represents securities held by Sunley House Master Fund. Sunley House Capital GP LP (“Sunley House GP LP”) is the general partner of Sunley House Master Fund, and Sunley House Capital Management LLC (“Sunley House Manager”) acts as investment manager to Sunley House Master Fund. Sunley House Capital GP LLC (“Sunley House GP LLC”) is the general partner of Sunley House GP LP. Advent is the sole member of both Sunley House GP LLC and Sunley House Manager. Investors in the Sunley House Master Fund invest in one or more of the following feeder funds: Sunley House Capital Fund LP, Sunley House Capital Limited Partnership, Sunley House Capital Fund Ltd. and Sunley House Capital Ltd. (collectively, the “Sunley House Feeder Funds”), which are the limited partners of the Sunley House Master Fund. The Sunley House Feeder Funds have ownership interests in the Sunley House Master Fund, but none of the Sunley House Feeder Funds owns shares of Common Stock directly and none has voting or dispositive power over the shares of Common Stock held directly by the Sunley House Master Fund.

(8)
Immediately following the Effective Time, the Reporting Person was appointed to the board of directors of the Issuer. The Reporting Person is a Managing Director of Advent and may have limited partner or other interests in one or more of the entities described herein. The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of her pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or any other purpose.